Exhibit 10.1

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 17th day of January 2002, by and among GlobeSpan Virata, Inc., a Delaware corporation (the "Company"), and Robert McMullan (the "Executive").

          WHEREAS, pursuant to that Merger Agreement among GlobeSpan, Inc. ("GlobeSpan"), Wine Acquisition Corp. and Virata Corporation ("Virata") (the "Merger Agreement"), Virata has been merged into a subsidiary of the Company and shall survive as a wholly owned subsidiary of the Company (the "Merger"), and GlobeSpan has been renamed GlobeSpan Virata, Inc.; and

          WHEREAS, the parties hereto wish to enter into the arrangements set forth herein with respect to the terms and conditions of the Executive's employment with the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1. Employment Agreement. On the terms and conditions set forth in this Agreement, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company in the position and with the duties set forth in
Section 3 hereof. Terms used herein with initial capitalization and not otherwise defined herein are defined in Section 20 below. This Agreement shall replace and supersede any employment agreement or arrangement between the Executive and the Company or one of its Affiliates or predecessors.

          2. Term. Unless earlier terminated pursuant to Section 7, the term of the Executive's employment hereunder shall commence on the date first written above (the "Effective Date") and shall conclude on December 31, 2002 (the "Renewal Date") (the "Employment Period"); provided, however, that the Employment Period shall be automatically extended for an additional one-year term on the Renewal Date and on each anniversary of the Renewal Date, unless either party gives at least sixty days' advance written notice to the other party (a "Notice of Non-Renewal") that it no longer wishes such automatic extensions to continue.

          3. Position and Duties. The Executive shall serve as Chief Financial Officer of the Company during the Employment Period. As Chief Financial Officer of the Company, subject to the terms and conditions of this Agreement, the Executive shall render executive, policy and other management services to the Company as reasonably determined by the President and Chief Executive Officer of the Company or the Board. During a period to be determined by the President and Chief Executive Officer that is expected to last until the Renewal Date (the "Transition Period"), the President and Chief Executive Officer expects to delegate oversight responsibility with respect to Operations and Finance to Andrew Vought, who is expected to serve as a Vice President in the Office of President during the Transition Period and who will develop, with the President and Chief Executive Officer, the Executive's objectives during the Transition Period, and with whom the Executive will work closely during the Transition Period. The Executive shall devote the Executive's reasonable best efforts and substantially full business time to the performance of the Executive's duties hereunder and the advancement of the business and affairs of the Company during the Employment Period (provided that the Executive may devote time to managing his personal investments and to charitable and community activities, and, with the consent of the Board, take up other offices and positions during the Employment Period). The Executive shall report directly to the President and Chief Executive Officer; provided, however, that, after the conclusion of the Transition Period, the President and Chief Executive Officer may change such reporting relationship.

          4. Place of Performance. During the Employment Period, the Executive's primary place of employment and work location shall be Red Bank, New Jersey, except for reasonable travel on Company business.

          5. Compensation.

          (a) Base Salary. During the Employment Period, the Company shall pay to the Executive an annual base salary (the "Base Salary") of $220,000. Beginning in April 2003, the Base Salary shall be reviewed by the Board no less frequently than annually, and may be increased at the discretion of the Board. If the Executive's Base Salary is increased, the increased amount shall be the Base Salary for the remainder of the Employment Period (until the date of any subsequent increase). The Base Salary shall be payable bi-weekly or in such other installments as shall be consistent with the Company's payroll procedures in effect from time to time.

          (b) Bonus. During the Employment Period, the Executive shall be eligible to earn an annual performance bonus in an amount determined at the discretion of the Board for each fiscal year. The Company shall establish a target bonus for the Executive with respect to each year of the Employment Period, based upon overall performance of the Company and upon the Executive's individual performance. The annual target bonus will initially be $100,000, with an initial maximum bonus of $200,000. Notwithstanding the immediately preceding sentence, the Executive shall receive a guaranteed bonus of $120,000 with respect to the first twelve months of the Employment Period, payable quarterly in arrears. In the event that a target bonus is not established with respect to any such year, the Executive's target bonus shall be deemed to be the target bonus established under this Agreement for the immediately preceding year.

          (c) Benefits. During the Employment Period, the Executive will be entitled to all employee benefits and perquisites (including health, welfare, life insurance, pension and incentive plans and other arrangements) made available to similarly situated executives of the Company. Nothing contained in this Agreement shall prevent the Company from terminating plans, changing carriers or from effecting modifications in employee benefits coverage for the Executive as long as such modifications are Company-wide modifications that affect all similarly situated employees of the Company.

          (d) Vacation; Holidays. During the Employment Period, the Executive shall be entitled to all public holidays observed by the Company and vacation days in accordance with the applicable vacation policies for senior executives of the Company, which shall be taken at a reasonable time or times.

          (e) Withholding Taxes and Other Deductions. To the extent required by law, the Company shall withhold from any payments due to the Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law.

          6. Expenses. The Executive is expected and is authorized, subject to the business expense policies as determined by the Board, to incur reasonable expenses in the performance of his duties hereunder, including the costs of entertainment, travel, and similar business expenses. The Company shall promptly reimburse the Executive for all such expenses upon periodic presentation by the Executive of an accounting of such expenses on terms applicable to senior executives of the Company.

          7. Termination of Employment. Any termination of the Executive's employment under this Agreement by the Company or the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Period under the provision so indicated. Termination of the Employment Period shall take effect on the Date of Termination. The Executive's employment under this Agreement can be terminated under the following circumstances:

          (a) Death. The Employment Period shall terminate upon the Executive's death;

          (b) Disability; Cause. The Company may terminate the Employment Period
(i) if the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three consecutive months, or any six months in a twelve-month period (a "Disability"); or (ii) with or without Cause; or

          (c) Non-Renewal. The Employment Period may terminate pursuant to the terms of Section 2.

          8. Compensation upon Termination.

          (a) Death. If the Employment Period terminates as a result of the Executive's death, the Company shall promptly pay to the Executive's estate, or as may be directed by the legal representatives of such estate, after the Date of Termination any accrued but unpaid Base Salary through the Date of Termination, all accrued vacation days and all other unpaid amounts, if any, which the Executive has accrued as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, and the Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to any employee benefit plan and any life insurance, death in service or other equivalent policy for the benefit of the Executive).

          (b) Disability. If the Company terminates the Employment Period because of the Executive's Disability, the Company shall promptly pay to the Executive after the Date of

Termination any accrued but unpaid Base Salary through the Date of Termination, all accrued vacation days and all other unpaid amounts, if any, which the Executive has accrued as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, and the Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to any employee benefit plan and any disability or other medical or life insurance policy for the benefit of the Executive (and with respect to life insurance, to the extent the Executive is covered by a Company provided life insurance policy at the time of his death)).

          (c) By the Company for Cause; By the Executive. If the Company terminates the Employment Period for Cause or if the Executive voluntarily terminates the Employment Period (including pursuant to the Executive's delivery of a Notice of Non-Renewal), the Company shall promptly pay to the Executive after the Date of Termination any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, and other than pursuant to employee benefit plans, the Company shall have no further obligations to the Executive under this Agreement.

          (d) By the Company Without Cause. If the Company terminates the Employment Period (including pursuant to the Company's delivery of a Notice of Non-Renewal) other than for Cause, Disability or death, (i) the Company shall promptly pay to the Executive after the Date of Termination a cash lump sum equal to the product of (A) the Base Salary and (B) the Multiplier; (ii) the Company shall continue to provide welfare benefits pursuant to Section 5(c) to the Executive for the Continuation Period (or, to the extent such benefits cannot be so provided, the Company shall make a cash payment to the Executive in an amount sufficient (on an after-tax basis) to allow the Executive to obtain comparable benefits for such period), unless and until the Executive receives any such or similar benefits while employed in any capacity by any other employer during the Continuation Period; and (iii) all unvested options to purchase Company stock and shares of restricted Company stock then held by the Executive shall continue to vest pursuant to their terms during the Continuation Period, and the Executive shall be entitled to exercise all such vested options only during the Continuation Period and the ninety-day period commencing at the end of the Continuation Period, after which time all options to purchase Company stock held by the Executive will immediately expire. Other than as set forth herein, the Company shall have no further obligations to the Executive under this Agreement or otherwise (except pursuant to employee benefit plans and as otherwise set forth in this Agreement). For purposes of this Section 8(d), (i) "Multiplier" shall mean (A) 1.5, with respect to a Notice of Termination delivered on or prior to July 15, 2002 and (B) one, with respect to any other termination of employment, and (ii) "Continuation Period" shall mean (A) with respect to a Notice of Termination delivered on or prior to July 15, 2002, the 18-month period commencing on the Date of Termination and (B) with respect to any other termination of employment, the 12-month period commencing on the Date of Termination.

          (e) Liquidated Damages. The parties acknowledge and agree that damages suffered by the Executive as a result of termination by the Company without Cause shall be extremely difficult or impossible to establish or prove, and agree that the payments and benefits provided pursuant to Section 8(d) shall constitute liquidated damages for any breach of this

Agreement by the Company through the Date of Termination. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement or any applicable Company plan, such liquidated damages shall be in lieu of all other claims that the Executive may make with respect to termination of his employment, the Employment Period or any such breach of this Agreement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in clause
(ii) of Section 8(d), such amounts shall not be reduced whether or not the Executive obtains other employment.

          9. Noncompetition; Nonsolicitation; Confidentiality.

          (a) Noncompetition. THIS SECTION 9(A) SHALL HAVE NO FORCE OR EFFECT, AND SHALL NOT BE DEEMED A PART OF THE AGREEMENT DURING ANY AND ALL PERIODS IN WHICH THE EXECUTIVE PERFORMS SERVICES AS AN EMPLOYEE OF THE COMPANY PRINCIPALLY IN THE STATE OF CALIFORNIA, BUT SHALL BECOME IMMEDIATELY EFFECTIVE IF AND TO THE EXTENT THE EXECUTIVE PERFORMS SERVICES AS AN EMPLOYEE OF THE COMPANY PRINCIPALLY IN A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. The Executive acknowledges that in the course of his employment with the Company and its Affiliates and their predecessors, he has and will continue to become familiar with the trade secrets of, and other confidential information concerning, the Company and its Affiliates, that the Executive's services will be of special, unique and extraordinary value to the Company and its Affiliates and that the Company's ability to accomplish its purposes and to successfully pursue its business plan and compete in the marketplace depends substantially on the skills and expertise of the Executive. Therefore, and in further consideration of the compensation being paid to the Executive hereunder, the Executive agrees that, during the Employment Period and for a period of twelve months following the Executive's termination of employment with the Company for any reason other than a termination of employment in which Section 8(d) hereof applies (in which case the restrictions set forth in Section 9 of this Agreement shall not apply) (the "Restricted Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Affiliates, in any country where the Company or its Affiliates conducts business; provided, however, that passive investments amounting to no more than three percent of the voting equity of a business shall not be prohibited hereby.

          (b) Nonsolicitation. During the Restricted Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way willfully interfere with the relationship between the Company or any Affiliate and any employee thereof; or
(ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

          (c) Information. The Executive acknowledges that the information, observations and data obtained by the Executive concerning the business and affairs of the Company and its Affiliates and their predecessors during the course of the Executive's performance of services for, or employment with, any of the foregoing persons (whether or not compensated for such services) are the property of the Company and its Affiliates, including information concerning acquisition opportunities in or reasonably related to the business or industry of the Company or its Affiliates of which the Executive becomes aware during such period. Therefore, the Executive agrees that he will not at any time (whether during or after the Employment Period) disclose to any unauthorized person or, directly or indirectly, use for the Executive's own account, any of such information, observations, data or any Work Product (as defined below) or Copyrightable Work (as defined below) without the Board's consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive's acts or omissions to act or the acts or omissions to act of other senior or junior management employees of the Company and its Affiliates. The Executive agrees to deliver to the Company at the termination of the Executive's employment, or at any other time the Company may request in writing (whether during or after the Employment Period), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Company and its Affiliates and their predecessors (including, without limitation, all acquisition prospects, lists and contact information) which the Executive may then possess or have under the Executive's control.

          (d) Intellectual Property. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, trade secrets, know-how, ideas, computer programs, and all similar or related information (whether or not patentable) that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its Affiliates that are conceived, developed, made or reduced to practice by the Executive while employed by the Company or any of its predecessors ("Work Product") belong to the Company, and the Executive hereby assigns, and agrees to assign, all of the Executive's rights, title and interest in and to the Work Product to the Company. Any copyrightable work ("Copyrightable Work") prepared in whole or in part by the Executive in the course of the Executive's work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company shall own all rights therein. To the extent that it is determined, by any authority having jurisdiction, that any such Copyrightable Work is not a "work made for hire," the Executive hereby assigns and agrees to assign to the Company all the Executive's rights, title and interest, including, without limitation, copyright in and to such Copyrightable Work. The Executive shall promptly disclose such Work Product and Copyrightable Work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          (e) Enforcement. The Executive acknowledges that the restrictions contained in this Section 9 are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. If, at the time of enforcement of this Section 9, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. If the provisions of this Section 9 shall be deemed illegal by any jurisdiction, the provisions in this Section 9 shall be deemed ineffective within such jurisdiction. Because the Executive's services are unique and because the Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of any provision of this Agreement. Therefore, in the event of a breach or threatened breach by the Executive of any provision of this Agreement, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          10. Notices. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          (a) If to the Company:

              GlobeSpan Virata, Inc.
              100 Schulz Drive
              Red Bank, NJ  07701
              Fax: (732) 345-7556
              Attention:  Chief Financial Officer

              With a copy to:

              GlobeSpan Virata, Inc.
              100 Schulz Drive
              Red Bank, NJ  07701
              Fax: (732) 345-7556
              Attention:  General Counsel

          (b) If to the Executive:

               at the address on the books and records of the Company at the time of such notice, or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          11. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

          12. Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 8, 9 and 10 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

          13. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive's death, the personal representative or legatees or distributees of the Executive's estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder; and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company and any similar event with respect to any successor corporation.

          14. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

          15. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

          16. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          17. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New Jersey.

          18. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive and supersedes any other employment agreement or arrangement between the Executive and the Company or Virata or any of their respective subsidiaries or predecessors, in effect prior to the date hereof (the "Former Arrangement") upon commencement of the Employment Period, there being no representations, warranties or commitments between the parties except as set forth herein. The Executive agrees and acknowledges that following the Effective Time the Executive shall have no rights under the Former Arrangement and shall have no claim against the Company or Virata with respect to the Former Arrangement.

          19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

          20. Definitions.

          "Affiliates" means any entity, as may from time to time be designated by the Board, and other entity directly or indirectly controlling or controlled by or under common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

          "Board" means the board of directors of the Company.

          "Cause" means (i) the Executive's indictment or conviction of a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud; (ii) habitual neglect of the Executive's duties as described in Section 3, which neglect continues uncorrected for ten days following written notice to the Executive by the Company; (iii) as determined by the Board, excessive absenteeism, insubordination, misconduct or malfeasance; or (iv) violation of work rules or a policy set by the Board.

          "Date of Termination" means (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated because of the Executive's Disability, thirty days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty-day period; (iii) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; (iv) if the Executive's employment is terminated pursuant to delivery of a Notice of Non-Renewal, the end of the then effective term of employment hereunder; or (v) if the Employment Period is terminated for any other reason, the date on which Notice of Termination is given.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

                                GLOBESPAN VIRATA, INC.

                                        /s/ ARMANDO GEDAY

                                By:  _________________________________
                                      Name: Armando Geday
                                      Title: Chief Executive Officer


                                ROBERT MCMULLAN

                                         /s/ ROBERT MCMULLAN
                                --------------------------------------

Executed:  August 13, 2002

                                                        August 13, 2002

                                    PERSONAL & CONFIDENTIAL

Robert McMullan
Spring Valley Road
Morristown, NJ   07960

Dear Bob:

     This letter (the "Amendment") will modify and amend the Employment Agreement dated as of January 17, 2002 (the "Agreement") between you and GlobespanVirata, Inc. (the "Company"). Capitalized terms used but not defined herein, shall take on the meanings ascribed to them in the Agreement.

     Now therefore, the parties agree as follows:

     1. Section 7 of the Agreement entitled "Termination of Employment" is hereby amended to insert a new clause (c) and to change the reference to the prior clause (c) to clause (d). The text of the new clause (c) shall read as follows:

     "(c) By the Executive. The Executive may terminate the Employment Period at any time for Good Reason or without Good Reason; or"

     2. Section 8 of the Agreement entitled "Compensation upon Termination" is hereby amended to delete the following text from the first sentence of clause
(d) thereof: "By the Company Without Cause. If the Company terminates the Employment Period (including pursuant to the Company's delivery of a Notice of Non-Renewal) other than for Cause, Disability or death," and to replace such text with the following text:

     "By the Company Without Cause; By the Executive with Good Reason. If the Company terminates the Employment Period other than for Cause, Disability or death, or the Executive terminates the Employment Period for Good Reason,"

     3. Section 20 of the Agreement entitled "Definitions" is hereby amended to insert the flowing definition of "Good Reason":

     "Good Reason" means, in the absence of a written consent of the Executive:
     (i) the assignment to the Executive (other than an isolated, insubstantial or inadvertent assignment not occurring in bad faith) of any duties inconsistent with, or material reduction in or material change of, the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement and which is not remedied by the Company within ten days after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company within ten days after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location more than fifty miles from that identified in Section 4 hereof; or (iv) the Company's delivery of a Notice of Non-Renewal to the Executive."

     The Agreement is not amended or modified in any respect hereby except as expressly provided herein, and, as so amended, the Agreement continues in full force and effect.

     If the foregoing accurately reflects our agreements on the issues addressed herein, kindly so signify by signing this Amendment in the space indicated below and returning a copy of it by fax to me together with the executed Agreement.

                                                  Very truly yours,

                                                  GLOBESPANVIRATA, INC.

                                                  /s/ARMANDO GEDAY
                                                  Armando Geday
                                                  Chief Executive Officer

AGREED TO AND ACCEPTED AS OF
THIS 13th DAY OF AUGUST, 2002

/s/ ROBERT MCMULLAN
------------------------
Robert McMullan